Exhibit 99.4

Dow announces plan to build world’s first net-zero carbon emissions ethylene and derivatives complex

●

Organic, brownfield investment would more than triple Dow’s ethylene and polyethylene capacity from its Fort Saskatchewan, Alberta site while retrofitting the entire site to net-zero scope 1 and 2 carbon dioxide emissions

●	Decarbonizes ~20% of Dow’s global ethylene capacity while growing polyethylene supply by ~15% and supporting ~$1 billion of EBITDA growth by 2030
●	Project builds on success of Dow’s industry-leading TX-9 investment and is expected to deliver ~15% lower capital intensity vs. TX-9 cracker and derivatives
●	Fort Saskatchewan site selected due to availability of carbon capture infrastructure, competitive feedstocks and attractive government partnerships
●	Investment will advance Dow’s commitments to reduce carbon emissions, reaching ~30% by 2030, on the path to carbon neutrality by 2050

MIDLAND, Mich. – October 6, 2021 – Dow (NYSE: DOW) announced today its plan to build the world’s first net-zero carbon emissions integrated ethylene cracker and derivatives site with respect to scope 1 and 2 carbon dioxide emissions. The project would more than triple Dow’s ethylene and polyethylene capacity from its Fort Saskatchewan, Alberta site, while retrofitting the site’s existing assets to net-zero carbon emissions. The organic, brownfield investment would significantly increase Dow’s capacity of advantaged ethylene, polyethylene and derivatives manufactured across Alberta – all while maintaining Dow’s enterprise-level commitment to keep capital expenditures at or below depreciation and amortization (D&A) levels. The Company expects to allocate approximately $1 billion of capex annually – or approximately 1/3 of its D&A levels – to decarbonize its global asset base in a phased, site-by-site approach.

Dow expects the new brownfield ethylene cracker to add approximately 1.8 million metric tons of capacity in a phased manner through 2030, and along with derivatives capacity and site retrofit investments, will enable the Company to produce and supply approximately 3.2 million metric tons of certified low- to zero-carbon emissions polyethylene and ethylene derivatives for customers and joint venture partners around the globe.

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

The investment, which is subject to approval by Dow’s Board of Directors and various regulatory agencies, would decarbonize approximately 20 percent of Dow’s global ethylene capacity while growing polyethylene supply by about 15 percent and supporting approximately $1 billion of EBITDA growth across the value chain by 2030. Further, Dow estimates that the project can be completed with an approximately 15 percent lower capital intensity than Dow’s industry-leading Texas-9 cracker and derivative units.

“This investment builds on Dow’s strong leadership position and allows us to meet the increasing needs of customers and brand owners seeking to lower the carbon footprint of their products,” said Chairman and CEO Jim Fitterling. “Our advantaged position and disciplined approach to capital investment makes us well positioned to lead the industry in decarbonizing, growing and accelerating Dow’s path toward carbon neutrality.”

The project would build on Dow’s previous success in reducing the carbon emissions intensity of its manufacturing fleet. Texas-9 in Freeport, Texas, Dow’s most recently commissioned cracker, has delivered a greater than 15 percent return on invested capital since startup and currently operates at 65 percent lower conversion cost and up to 60 percent lower carbon dioxide emissions intensity than the average cracker in Dow’s fleet as well as 20 percent lower capital cost versus the industry. The asset leverages best-in-class technology, including a highly efficient furnace design with optimized integration with other facilities on site, that significantly reduces energy consumption and carbon dioxide emissions.

The production process at Fort Saskatchewan will convert cracker off-gas into hydrogen as a clean fuel to be used in the production process, and carbon dioxide that would be captured onsite to be transported and stored by adjacent third-party CO2 infrastructure.

The products produced at the site will be used across the globe to help deliver low- to zero-carbon emissions solutions to meet customers’ sustainability needs. Dow is focused on serving high growth markets that support human well-being, drive industrial efficiency, and enable the world’s energy transition.

Dow selected the Fort Saskatchewan site for this investment as the region offers a highly competitive energy and feedstocks position. The region also features access to available third-party CO2 infrastructure.

“Today’s announcement from Dow is fantastic news for Alberta’s economy. If this project proceeds, it could represent one of the largest job-creating investments in Alberta in over a decade,” said Jason Kenney, Premier of Alberta. “By choosing Alberta to host the world’s first net-zero carbon emissions ethylene plant, Dow is highlighting our growing global leadership in emissions-reducing technology like carbon capture utilization and storage, and Alberta’s open for business policies.”

“Alberta’s support for circular hydrogen and CO2 infrastructure are essential to enabling us to develop this net-zero carbon emissions manufacturing facility,” said Fitterling. “Canada’s support for this type of investment can serve as a model for how government investment can encourage the development and accelerate adoption of emissions-avoiding technologies and solutions.”

This investment aligns with Dow’s broader targets to achieve carbon neutrality by 2050, eliminate plastic waste in the environment and increase its positive impacts on customers, business and society. It also supports Dow’s commitment to reduce its net annual carbon emissions by an additional 15 percent, reducing net annual carbon emissions by approximately 30 percent by 2030 (since 2005). Today, Dow is among the top 20 global corporations for clean energy purchases, with more than 850 MW.

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

About Dow

Dow (NYSE: DOW) combines global breadth, asset integration and scale, focused innovation and leading business positions to achieve profitable growth. The Company’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company, with a purpose to deliver a sustainable future for the world through our materials science expertise and collaboration with our partners. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure, mobility and consumer care. Dow operates 106 manufacturing sites in 31 countries and employs approximately 35,700 people. Dow delivered sales of approximately $39 billion in 2020. References to Dow or the Company mean Dow Inc. and its subsidiaries. For more information, please visit www.dow.com or follow @DowNewsroom on Twitter.

###

For further information, please contact:

Kyle Bandlow

+1.989.638.2417

kbandlow@dow.com

Cautionary Statement about Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; the continuing global and regional economic impacts of the coronavirus disease 2019 (“COVID-19”) pandemic and other public health-related risks and events on Dow’s business; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe; size of the markets for Dow’s products and services and ability to compete in such markets; failure to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in consumer preferences and demand; changes in laws and regulations, political conditions or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; and disruptions in Dow’s information technology networks and systems.

Risks related to Dow’s separation from DowDuPont Inc. include, but are not limited to: (i) Dow’s inability to achieve some or all of the benefits that it expects to receive from the separation from DowDuPont Inc.; (ii) certain tax risks associated with the separation; (iii) the failure of Dow’s pro forma financial information to be a reliable indicator of Dow’s future results; (iv) non-compete restrictions

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow under the separation agreement; (v) receipt of less favorable terms in the commercial agreements Dow entered into with DuPont de Nemours, Inc. (“DuPont”) and Corteva, Inc. (“Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party; and (vi) Dow’s obligation to indemnify DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow assumes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

# # #

Page 4 of 4
®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow